Exhibit 10.35

WESTERN GAS RESOURCES, INC.

2002 STOCK INCENTIVE PLAN

This Plan is established by Western Gas Resources, Inc., a Delaware corporation, for certain employees of the Corporation who qualify as participants, and shall be known as the Western Gas Resources, Inc. 2002 Stock Incentive Plan (the “Plan”).  The Plan provides for the grant of stock options for employees of the Corporation.  It is intended that options granted under the Plan constitute “incentive stock options” within the meaning of § 422 of the Code and the Plan and any options granted hereunder shall be construed accordingly.

1.                                       Purpose.  The purpose of the Plan is to enable certain of the Corporation’s employees to participate in the growth and profitability of the Corporation by providing a method whereby such employees may be encouraged to invest in the Corporation’s common stock on reasonable terms, to increase incentives to contribute to the Corporation’s future success and prosperity, and to allow them to acquire a proprietary interest in the Corporation’s business.  Further, the availability and offering of stock options under the Plan supports and encourages employees to remain in the employ of the Corporation.

2.                                       Definitions.  The terms used herein shall have the following meanings:

(a)                                  “Award Agreement” shall mean an agreement between a Participant and the Corporation which evidences the Participant’s grant of stock options and the Participant’s right to acquire Common Stock under the Plan and which contains terms and conditions consistent with this Plan as approved by the Board.

(b)                                 “Board” shall mean the Board of Directors of the Corporation.

(c)                                  “Change in Control of the Corporation” shall mean (i) the acquisition by any person or persons acting in concert (including corporations, partnerships, associations or unincorporated organizations), of legal ownership or beneficial ownership (within the meaning of Rule 13d-3, promulgated by the Securities and Exchange Commission and now in effect under the Securities Exchange Act of 1934 (as amended), of a number of voting shares of capital stock of the Corporation greater than either 30% or the number of voting shares of capital stock of the Corporation that are then owned, beneficially (as defined above), by Brion G. Wise, Bill M. Sanderson, Walter L. Stonehocker, Dean Phillips, Ward Sauvage, their immediate families and the companies through which they and their immediate families hold ownership in the Corporation (“the Founders”), whichever is higher; (ii) a merger or consolidation of the Corporation or any of its subsidiaries other than a merger or consolidation immediately following which the directors of the Corporation prior thereto constitute a majority of the of the board of the surviving company or parent thereof; (iii) a change in the majority of the Board pursuant to an actual or threatened proxy contest; or (iv) a sale of substantially all of the Corporation’s assets.

(d)                                 “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)                                  “Common Stock” shall mean the $0.10 par value common stock of the Corporation which shall be authorized and unissued stock or treasury stock.

(f)                                    “Corporation” shall mean Western Gas Resources, Inc., a Delaware corporation, and any subsidiary thereof.

(g)                                 “Disabled” shall mean an employee of the Corporation found to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

(h)                                 “Disqualified Employee” shall mean an employee of the Corporation who, either directly or indirectly at the time an option is granted, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any subsidiary or parent of the Corporation.  For purposes of this determination, the employee shall be considered as owning the stock owned, directly or indirectly, by or for his spouse, brothers and sisters (whether by whole or half-blood), ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionally by or for a shareholder, partner, or otherwise as the case may be.

(i)                                     “Fair Market Value” of stock shall mean the New York Stock Exchange Composite Transactions average closing price for the Common Stock reflected in The Wall Street Journal or another publication selected by the Board for the ten (10) days preceding the day the Option is granted to each eligible employee.  If Shares of Common Stock have not been traded on the New York Stock Exchange for more than 10 days immediately preceding the granting of an Option, or if deemed appropriate by the Board for any other reason, the Fair Market Value of shares of Common Stock shall be as determined by the Board in such other manner as it may deem appropriate.

(j)                                     “Incentive Stock Option” shall mean any option which is intended to meet and comply with the term “incentive stock option” as set forth in § 422 of the Code.

(k)                                  “Option” shall mean a stock option granted by the Corporation under this Plan.

(l)                                     “ Participant” shall mean an eligible employee of the Corporation who has been granted an Option under this Plan.

(m)                               “Plan” shall mean the 2002 Stock Incentive Plan set forth in and by this document and all subsequent amendments thereto.

(n)                                 “Regulations” or “Regs.”  shall mean the Treasury Regulations promulgated under the Code.

3.                                       Eligibility.  Employees of the Corporation, upon commencement of employment, shall be eligible for selection to participate in the Plan as determined from time to time by the Board.  No Option shall be granted to a Disqualified Employee.

4.                                       Administration of Plan.

(a)                                  The Board of Directors of the Corporation shall administer the Plan.  The Board shall have the authority to: (i) construe and interpret the Plan; (ii) define the terms used herein; (iii) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan; (iv) make all other determinations necessary or advisable for the administration of the Plan; and (v) appoint a Committee to administer the Plan and to delegate to that Committee all of the authority to administer the Plan in accordance with its provisions.  The determination of the Board in the matters referred to in this paragraph shall be conclusive.

(b)                                 The Board shall have power, subject to the limitations contained herein, to fix the price, terms, and conditions for the grant or exercise of any Option under the Plan.

(c)                                  The Board may at any time cancel any unexercised Options awarded under the Plan, whether or not vested, if a Participant engages in conduct which the Board determines to be detrimental to the best interests of the Corporation.

(d)                                 The Board may at any time and from time to time amend, suspend, or terminate the Plan as set forth in Paragraph 9 and may amend the form of the Award Agreement, in such respects as it shall deem advisable; provided that such modification shall not change:  (1) the maximum number of shares for which Options may be granted; (2) the Option price; (3) the period during which Options may be granted or exercised; (4) the provisions relating to the class of persons eligible to receive Options granted under the Plan; or (5) the provisions relating to adjustments to be made upon changes in capitalization of the Corporation.  No modification to the Plan shall, without the consent of a Participant, adversely affect such Participant’s rights under an Option previously granted to him.

(e)                                  If the provisions of the Code or Regulations relating to Incentive Stock Options are changed during the term of the Plan, the Board shall have the power to alter the Plan to conform to such changes.  The Board shall have such authority without the necessity of obtaining further stockholder approval unless such changes in the Code or Regulations require such approval.

5.                                       Participants and Allotments.  The Board may, from time to time, select Participants from the eligible class of employees and determine the terms and provisions of the respective Award Agreements (which need not be identical), the times at which such Options shall be granted, and the number of shares subject to each Option.  Notwithstanding the generality of the foregoing, the maximum number of shares with respect to which an Option or Options may be granted to any eligible employee in any one fiscal year shall not exceed One Hundred Twenty Five Thousand (125,000) shares.

6.                                       Shares Subject to Plan.  The maximum number of shares from which Options may be granted under the Plan are One Million Two Hundred Fifty Thousand (1,250,000) shares of the Corporation’s authorized and unissued Common Stock.  If any Option granted under the Plan shall terminate or expire prior to exercise, in whole or in part, the shares so released from the Option may be made the subject of additional grants under the Plan.  The Corporation shall reserve and keep available such number of shares of stock as will satisfy the requirements of all outstanding grants of Options under this Plan.

7.                                       Terms and Conditions of Stock Options

(a)                                  Option Price.  The purchase price of the stock under each Option shall be the Fair Market Value of the stock subject to the Option at the time the Option is granted.

(b)                                 Conditions for Exercise of Option.

(i)                                     Notwithstanding anything to the contrary, no Option or portion thereof granted under this Plan may be exercised after the earlier of (1) five (5) years from the date the Participant has the right to exercise such Option or portion thereof as provided in Paragraph 7(b)(ii), below; or (2) ten (10) years from the date the Option is granted.

(ii)                                  Except as expressly provided in Paragraphs 7(b)(v) and 7(b)(vi) below, a Participant shall become entitled to exercise the Option or portion thereof as determined by the Board and as set forth in each Participant’s Award Agreement.  The vesting schedule determined by the Board may be based on the period of time during which the Participant remains employed following the date of grant or on performance measures determined by the Board in its sole discretion.

The Participant’s right to purchase the Common Stock subject to the Option, shall be cumulative, so that as of the end of the vesting period specified in his Award Agreement, or as of the date on which the designated performance measures are achieved, as the case may be, the Participant shall be entitled to exercise one hundred percent (100%) of the Option and to purchase all of the Common Stock covered by the Option, subject to all of the provisions of this Plan.

(iii)                               Except as provided in Paragraphs 7(b)(iv) and (v), a Participant may exercise an Option only if, at the time such Option is exercised, such Participant is an employee of and has continuously since the grant of the Option been an employee of the Corporation.

(iv)                              If a Participant’s employment with the Corporation is terminated for any reason other than (i) his or her death or disability or (ii) his or her discharge for dishonesty or commission of a crime, the Participant may, within sixty (60) days thereafter and subject to the provisions of Sections 7(b)(i), (ii) or (iii), exercise the Option or portion thereof to the extent it was exercisable as of the date of termination of his or her employment.  All unexercised Options, or portions thereof, shall terminate, be forfeited, and shall lapse upon expiration of said sixty (60) day period, or immediately if the Participant’s employment is terminated for any of the reasons set forth in clause (ii) above.

(v)                                 If a Participant dies or becomes Disabled while employed by the Corporation, all of the Options granted to such Participant shall become one hundred percent (100%) exercisable, without regard to the provisions of Paragraph 7(b)(ii), above.  In such event, the Options may be exercised by the Disabled Participant, or the person or persons to whom the deceased Participant’s rights under the Option shall pass by will, or by the applicable laws of descent and distribution; provided, however, that no such Option may be exercised after one hundred eighty days (180) days from such Participant’s date of death, or termination of employment as a result of Disability, whichever is applicable.  Upon expiration of said period, all unexercised Options, or portions thereof, shall terminate, be forfeited, and shall lapse.

(vi)                              As of the date of a Change in Control of the Corporation, all of the Options granted under the Plan which have not otherwise been terminated or forfeited shall become one hundred percent (100%) exercisable, without regard to the provisions of Paragraph 7(b)(ii), above.

(c)                                  Method of Exercise.

(i)                                     To exercise an Option, the Participant, or his or her successors, shall give written notice to the Corporation’s Treasurer at the Corporation’s principal office accompanied by full payment of the Common Stock being purchased and a written statement that the shares are purchased for investment and not with a view to distribution.  However, this statement shall not be required in the event the Common Stock subject to the Option is registered with the Securities and Exchange Commission.  If the Option is exercised by the successor of the Participant, following his or her death, proof shall be submitted, satisfactory to the Board, of the right of the successor to exercise the Option.

(ii)                                  Common Stock issued pursuant to this Plan which has not been registered with the Securities and Exchange Commission shall bear the following legend:

“The securities represented by this Stock Certificate have not been registered under the Securities act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder, except upon the issuance to the Corporation of a favorable opinion of its counsel and submission to the Corporation of such other evidence as may be satisfactory to the Corporation to the effect that any such transfer shall not be in violation of the Act and the State Acts.”

(iii)                               The Corporation shall not be required to transfer and deliver any stock certificate or certificates for shares purchased upon exercise of said Options until after compliance with all then applicable requirements of law.  In no event shall the Corporation be required to issue fractional shares to the Participant.

(iv)                              If the Corporation shall be advised by counsel that shares of stock deliverable upon exercise of an Option are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for the issuance of same, the Corporation may effect registration or obtain consent, and delivery of shares by the Corporation may be deferred until registration is effected or consent obtained.

(v)                                 Options may be exercised, in whole or in part, by the surrender (or delivery) to the Corporation of previously acquired shares of Corporation common stock.  This method of exercise is to include the constructive exchange (or surrendering) of Corporation stock already owned (“Payment Shares”) in payment for the shares to be received under the Option exercise in lieu of actually tendering such Corporation stock to the Corporation.  If the Payment Shares are held by a registered securities broker for the Participant in “street name,” the Participant will provide the Company with a notarized statement attesting to the number of shares owned that are intended to serve as Payment Shares.  If the Corporation stock certificates are actually held by the Participant, he shall provide the Corporation with their certificate numbers.  Upon receipt of a notarized statement regarding ownership of the Payment Shares, or upon confirmation of ownership of the Payment Shares by reference to Corporation records, the Corporation shall treat the Payment Shares as being constructively exchanged.  The Corporation shall then issue to the employee a certificate for a net number of shares:  the number of shares subject to the Option exercise less the number of Payment Shares.  The exchange price for the Payment Shares under the respective Option exercise will be the Fair Market Value of the Corporation Common Stock as determined in Paragraph 2(i) above as of the effective date of the exchange.

8.                                       Rights To Terminate Employment.  Nothing in this Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such Participant.

9.                                       Amendments and Termination.  The Board may amend, suspend, discontinue or terminate the Plan; provided, however, that unless first approved by the requisite vote of stockholders, no amendment shall be made to the Plan that would (a) permit a decrease in the Option price of any outstanding Option, (b) increase the total number of shares of Common Stock reserved for issuance under the Plan, or (c) expand or alter the provisions relating to the class of persons eligible to receive Options granted under the Plan.  No modification to the Plan shall, without the consent of an Participant, adversely affect such Participant’s rights under an Option previously granted to him.

10.                                 Rights As Stockholders.  No stock shall be issued until full payment for such stock has been made.  The Participant shall have no rights as a stockholder with respect to optioned shares until the date of the issuance of the stock certificate to him or her for such shares.  No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other properties) or distributions or other rights for which the record date is prior to the date such certificate is issued.

11.                                 Adjustments of and Change In Stock.  No adjustment shall be made to the number of shares of Common Stock for which Options are granted by the Plan or the exercise price thereof as a result of any change in the number of issued and outstanding shares of Common Stock.  However, the number of shares of Common Stock covered by outstanding Options, as well as the exercise price, shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split, the payment of a stock dividend with respect to the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.  In addition, in the event of a dissolution or liquidation of the Corporation, a merger of the Corporation, or sale of all or substantially all of the assets of the Corporation, the Corporation shall take such action as may be necessary to enable the Participant to receive, in lieu of shares of Common Stock, securities or other assets that were issued or payable upon such event in receipt of or in exchange for such shares of Common Stock.

12.                                 Award Agreement.  The granting of an Option under this Plan occurs only by a written Award Agreement, effective on the date set forth therein, substantially in the form attached hereto and marked Exhibit 1, executed by and on behalf of the Corporation and the employee to whom the Option is granted, and such executed Award Agreement is delivered to the Corporation.

13.                                 Nonassignability.  No Option granted under this Plan shall be assignable or transferable in any manner voluntarily, involuntarily, or by operation of law, except by will or by the laws of descent and distribution.  During the life of such recipient, an Option shall be exercisable only by such person or by such person’s guardian or legal representative.

14.                                 Period of Plan.  No Options shall be granted on or after                               , 2012.  The Plan shall terminate on the later of (1)                                 , 2012; (2) the date on which all Options granted under the Plan have expired; or (3) the date on which all Options granted under the Plan have been exercised in full.

ADOPTED BY THE BOARD OF DIRECTORS OF WESTERN GAS RESOURCES, INC.

By:
Date	[Name]	[Title]

ATTEST: